Pareteum Corporation Announces Review of Strategic Alternatives, Engagement of FTI Capital Advisors

NEW YORK, NY – October 1, 2021 – Pareteum Corporation (OTC: TEUM) (“Pareteum” or the “Company”), a global cloud Communications-Platform-as-a-Service (CPaaS) company, today announced that due to ongoing liquidity requirements it intends to evaluate a range of strategic alternatives. These strategic alternatives include, but are not limited to, a sale or other business combinations, financing, and/or restructuring transactions.

Pareteum has engaged FTI Capital Advisors, LLC to assist with the evaluation process.

Mary Beth Vitale, Chair of the Board of Directors of the Company, stated: “Our Board has determined that it is prudent at this time to undertake this strategic review to ensure all available alternatives for the Company are being evaluated. Pareteum will remain focused on our customers, vendors, employees, and other constituents, as well as continue to run the day-to-day operations as usual as it evaluates such alternatives.”

The Company has not set a timetable for the conclusion of its consideration of strategic alternatives, and it does not intend to comment further unless and until a specific course of action has been approved or the Company has otherwise determined that further disclosure is appropriate or required and in accordance with the requirements of applicable securities laws.

About Pareteum Corporation

Pareteum is a cloud software communications platform company with a mission - to Connect Every Person and Every(Thing)TM.  As a global provider of Communications Platform-as-a-Service (CPaaS) solutions with operations in North America, Latin America, Europe, Middle East and Africa, and Asia-Pacific regions, Pareteum empowers enterprises, communications service providers, early-stage innovators, developers, Internet-of-Things (IoT), and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information, please visit www.pareteum.com and follow the company on LinkedIn.

Forward Looking Statements
Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this release are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "plan," "project," "should," "will," "would" and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise additional capital that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the SEC and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; risks related to our current noncompliance with certain terms under our senior secured convertible indebtedness; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2020. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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